Resch Polster Alpert & Berger LLP

10390 Santa Monica Boulevard, Fourth Floor

Los Angeles, California 90025

(310) 277-8300

May 7, 2004

Enterra Energy Corp.

2600, 500 - 4th Avenue SW

Calgary, T2P, 2V6 l

Alberta, Canada

Re:	Registration Statement Form F-3

Ladies and Gentlemen:

We hereby consent to the use of our name under caption "Legal Matters" in the aforementioned registration statement.

Resch Polster Alpert & Berger LLP

By:/s/ Aaron A. Grunfeld

Aaron A. Grunfeld

AAG:lb